EXHIBIT 32.1

CERTIFICATIONS OF MATTHEW J. SZULIK, CHIEF EXECUTUVE OFFICER, PRESIDENT AND

CHAIRMAN OF THE BOARD OF DIRECTORS, AND KEVIN B. THOMPSON,

CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officers of Red Hat, Inc. (“Red Hat”) hereby certify that (a) Red Hat’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

October 15, 2003

By:	/s/ MATTHEW J. SZULIK
Matthew J. Szulik
Chief Executive Officer, President and Chairman of the Board of Directors
(Principal Executive Officer)

October 15, 2003

By:	/s/ KEVIN B. THOMPSON
Kevin B. Thompson
Chief Financial Officer
(Principal Financial Officer)